                                                                                                                                                        EXHIBIT 99.1

December 22, 2006

«LASTNAME»
«ADDRESS1»
«ADDRESS2»
«CITYSTATEZIP»

Dear «Salutation»:

The WesBanco, Inc. KSOP Plan will be removing and replacing two of the Plan’s investment funds. As a result of this change, pursuant to certain SEC rules, we are required to undergo a plan blackout period which imposes on our directors and officers a similar blackout period in trading in WesBanco common stock. Accordingly, I am providing you with written notice of the upcoming blackout period during which you will be unable to directly or indirectly, purchase, sell, or otherwise acquire or transfer shares of WesBanco common stock.

The blackout period is expected to begin on January 16, 2007 and continue through January 23, 2007. This notice is being provided to you as required under Section 306(a)(1) of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.

We appreciate your cooperation during this process.

Please feel free to contact me or Jim Gardill if you have any questions regarding the blackout period and John Moore of our Human Resources Department if you have any questions concerning the Plan.

Sincerely,

Paul M. Limbert
President & CEO

/lmw